[SELECTIVE LOGO]

Selective Insurance
40 Wantage Avenue
Branchville, New Jersey 07890
www.selective.com

For immediate release

Media Contact: Sharon Cooper

973-948-1324, sharon.cooper@selective.com

Investor Contact: Dale Thatcher

973-948-1774, dale.thatcher@selective.com

Selective Insurance Group Hosts Investor Conference;

Announces 2005 Earnings Guidance

Branchville, NJ - Nov. 9, 2004 - Selective Insurance Group, Inc. (NASDAQ:SIGI) today provided 2005 earnings guidance at its Investor Conference at the NASDAQ MarketSite in New York City.

Selective Chairman, President and CEO Gregory E. Murphy, in concluding the conference, stated: "Given ongoing improvements across our operation, and a favorable outlook for our commercial lines business, we estimate, for 2005, operating income per share between $3.65 and $3.85.  This projection is based on weather-related catastrophe losses of approximately 1.5 points for 2005."  Operating income is not a measure prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).  Operating income differs from net income, which is a measure prepared in accordance with GAAP, because it excludes realized gains or losses on investment sales.  Because the timing of the realization of investment gains and losses in any given period is largely discretionary, the company is unable to make an estimate of net income for 2005 at this time.

Murphy added: "We have now positioned Selective as one of the nation's strongest regional carriers, and we will continue to deliver superior products, service and value-added offerings to agents and customers through our high-tech, high-touch business approach."

A webcast of Selective's Investor Conference can be accessed at the company's website, www.selective.com, and is available for replay until Dec. 17, 2004.

Selective Insurance Group, Inc., headquartered in Branchville, New Jersey, is a holding company for six property and casualty insurance companies that offer primary and alternative market insurance for commercial and personal risks. The insurance companies are rated "A+" (Superior) by A.M. Best. Through other subsidiaries, the company offers medical claim management services; human resources administration services; risk management products and services; and flood insurance policy, administration and claim services. Selective maintains a website at www.selective.com

This press release contains certain statements that are not historical facts and are considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of words such as may, will, could, would, should, expect, plan, anticipate, target, project, intend, believe, estimate, predict, potential, pro forma, seek, likely, or continue or other comparable terminology. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by the forward-looking statements.  These statements are only predictions and we can give no assurance that such expectations will prove to be correct. These risks and uncertainties include, but are not limited to:

  The frequency and severity of catastrophic events, including hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, fires, explosions and terrorism;
  Adverse economic, market or regulatory conditions;
  The concentration of our business in a number of east coast and Midwestern states;
  The adequacy of our loss reserves;
  The cost and availability of reinsurance;
  Our ability to collect on reinsurance and the solvency of our reinsurers;
  Uncertainties related to insurance premium rate increases and business retention;
  Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;
  Our ability to maintain favorable ratings from A.M. Best, Standard & Poor's, Moody's and Fitch;
  Fluctuations in interest rates and the performance of the financial markets;
  Our entry into new markets and businesses; and
  Other risks and uncertainties we identify in filings with the Securities and Exchange Commission, including, but not limited to the Annual Report on Form 10-K; although we do not promise to update such forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect these statements.

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